Exhibit 99.4

Team,

Over the years we have focused on our vision “to be the trusted connection to the networked world.” Earlier today, CenturyLink and Level 3 announced the execution of an agreement for CenturyLink to acquire Level 3. CenturyLink is a global communications, hosting, cloud and IT services company that provides broadband, voice, video, data and managed services to customers worldwide. As we evaluated the combination of Level 3 and CenturyLink, we believed that it was the right combination for our stockholders, our customers and our employees. The combined organization will be a world-class, enterprise-focused communications company.

As I look at the enterprise market, there are a number of trends that will shape the future of enterprise communications.

•                  First of all, the demand for bandwidth continues to escalate.

•                  The move to IP and IP-based services is not slowing, but accelerating.

•                  With the Internet of Things, the number of connected devices will explode over the coming years.

•                  Hybrid computing architectures used by enterprises are driving the introduction of Hybrid Wide Area Networking solutions that bring together multiple technologies to meet customer demand.

•                  The advent of technologies like SDN and NFV are redefining the way customers interface with their networks.

•                  And, lastly, customers need to address all of these trends on a global basis.

The combination of these two great companies will enhance our ability to meet the opportunities that these trends create.  Whether looking at the network footprint or the breadth of the combined product portfolio, this combined company will provide tremendous benefits to our customers.

•                  Think about CenturyLink’s managed services portfolio, combined with Level 3’s CDN and IPVPN capabilities all delivered over an extensive local and even global network.

•                  Or, our ability to leverage the advanced threat intelligence and security services, delivered by the combined company.

This creates a company that will offer customers industry-leading capabilities over a world class network.

I’d like to also give you my perspective on why this is a compelling transaction for Level 3’s stockholders and why our Board of Directors unanimously approved this transaction. First of all, the purchase price is a premium to where our stock has been trading over the last year, with a meaningful portion of the consideration in cash. Stockholders also have the ability to participate in the upside of the powerful company that we are creating together. I truly believe that our ability to serve enterprise customers will be second to none. Communications is a scale business and the combination of our substantial networks and platforms will enable us to deliver services to our customers more efficiently and effectively than either company could do alone.

As part of the Level 3 team, you undoubtedly have questions. I want you to know that I believe this is an exciting time for our company and as employees, there are many benefits to joining a large, global communications company. Expanded career opportunities, greater resources and the improved ability to serve our customers — there is a lot to look forward to.

This is an important milestone for our team. I invite you to read the press release, which explains the details of the transaction and the infographic. You will receive a meeting invitation shortly for an All Hands call for 9:00 a.m. MDT today. Leaders across the company will also be holding town hall meetings in the coming days and weeks to provide as much information as is available. To ensure we address your questions in these various forums, please send them to Corporate Communications.

We expect to close by the end of the third quarter 2017; the timing is subject to regulatory, antitrust and stockholder approvals. Both companies are required by law to continue to act as independent competitors in the industry. To this end, the federal government strictly regulates communications and interactions in accordance with antitrust laws. I ask that you review and abide by the Rules of Engagement. Until the transaction is closed, we will conduct business as usual, and I want you all to understand that we need to perform as a stand-alone business. In fact, we will continue to compete aggressively with CenturyLink until close. Please continue to work on the priorities we’ve set for ourselves.

We will communicate with you as more information about the transaction and timing becomes available; once we close the deal, we will continue our ongoing communication regarding integration activities. In the meantime, check Next Level regularly for updates and please direct any questions you have to your manager.

I learned recently that more than 40 percent of Level 3 employees today are from an acquired company — which is incredible to think about. So many of you have been through the transition we are about to embark on together. Change can be tough, but it also almost always provides new opportunities if it’s approached with an open mind. I urge each of us to be supportive, positive and help each other over the coming months.

While this is exciting news for Level 3, I know a transaction of this nature can challenge our focus from our critical day-to-day business; it is essential we keep our attention on our objectives to finish 2016 strong, and prepare for 2017 and beyond.

Finally, when I think about Level 3’s history, it becomes clear that your hard work, year after year, has made the milestone we have announced today possible. I’m looking forward to what this team can do as part of the larger CenturyLink team. We have a great future ahead.

Thank you.

Jeff

Forward Looking Statements

Except for the historical and factual information contained herein, the matters set forth in this release, including statements regarding the expected timing and benefits of the proposed transaction, such as efficiencies, cost savings, enhanced revenues, growth potential, market profile and financial strength, and the competitive ability and position of the combined company, and other statements identified by words such as “will,” “estimates,” “expects,” “projects,” “plans,” “intends” and similar expressions, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are subject to a number of risks, uncertainties and assumptions, many of which are beyond our control.  Actual events and results may differ materially from those anticipated, estimated or projected if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to:  the ability of the parties to timely and successfully receive the required approvals of regulatory agencies and their respective shareholders; the possibility that the anticipated benefits from the proposed transaction cannot be fully realized or may take longer to realize than expected; the possibility that costs or difficulties related to the integration of Level 3’s operations with those of CenturyLink will be greater than expected; the ability of the combined company to retain and hire key personnel; the effects of competition from a wide variety of competitive providers, including lower demand for CenturyLink’s legacy offerings; the effects of new, emerging or competing technologies, including those that could make the combined company’s products less desirable or obsolete; the effects of ongoing changes in the regulation of the communications industry, including the outcome of regulatory or judicial proceedings relating to intercarrier compensation, interconnection obligations, access charges, universal service, broadband deployment, data protection and net neutrality; adverse changes in the combined company’s access to credit markets on favorable terms, whether caused by changes in its financial position, lower debt credit ratings, unstable markets or otherwise; the combined company’s ability to effectively adjust to changes in the communications industry, and changes in the composition of its markets and product mix; possible changes in the demand for, or pricing of, the combined company’s products and services, including the combined company’s ability to effectively respond to increased demand for high-speed broadband service; the combined company’s ability to successfully maintain the quality and profitability of its existing product and service offerings and to introduce new offerings on a timely and cost-effective basis; the adverse impact on the combined company’s business and network from possible equipment failures, service outages, security breaches or similar events impacting its network; the combined company’s ability to maintain favorable relations with key business partners, suppliers, vendors, landlords and financial institutions; the ability of the combined company to utilize net operating losses in amounts projected; changes in the future cash requirements of the combined company; and other risk factors and cautionary statements as detailed from time to time in each of CenturyLink’s and Level 3’s reports filed with the U.S. Securities and Exchange Commission (the “SEC”). There can be no assurance that the proposed acquisition or any other transaction described above will in fact be consummated in the manner described or at all.  You should be aware that new factors may emerge from time to time and it is not possible for us to identify all such factors nor can we predict the impact of each such factor on the proposed transaction or the combined company.  You should not place undue reliance on these forward-looking statements, which speak only as of the date of this document.  Unless legally required, CenturyLink and Level 3 undertake no obligation and each expressly disclaim any such obligation, to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information

CenturyLink and Level 3 plan to file a joint proxy statement/prospectus with the SEC.  INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. You will be able to obtain the joint proxy statement/prospectus and the filings that will be incorporated by reference in the joint proxy statement/prospectus, as well as other filings containing information about CenturyLink and Level 3, free of charge, at the website maintained by the SEC at www.sec.gov.  Copies of the joint proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, free of charge, by directing a request to CenturyLink, 100 CenturyLink Drive, Monroe, Louisiana 71203, Attention: Corporate Secretary, or to Level 3, 1025 Eldorado Boulevard, Broomfield, Colorado 80021, Attention: Investor Relations.

Participants in the Solicitation

The respective directors and executive officers of CenturyLink and Level 3 and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding CenturyLink’s directors and executive officers is available in its proxy statement filed with the SEC by CenturyLink on April 5, 2016, and information regarding Level 3’s directors and executive officers is available in its proxy statement filed with the SEC by Level 3 on April 7, 2016.  These documents can be obtained free of charge from the sources indicated above.  Other information regarding the interests of the participants in the proxy solicitation will be included in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.  This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.